                                                                     Exhibit 2.2


                       AMENDMENT TO ACQUISITION AGREEMENT
                     AND PLAN OF MERGER AND REORGANIZATION


                  This AMENDMENT, dated as of June 14, 1995 (this 'Amendment to the Agreement'), among CABLEVISION OF BOSTON LIMITED PARTNERSHIP, a Massachusetts limited partnership (the 'Partnership'), CABLEVISION OF BOSTON, INC., a Delaware corporation wholly owned by the Partnership ('Boston Sub'), CHARLES F. DOLAN, a general partner of the Partnership ('Dolan'), CABLEVISION SYSTEMS BOSTON CORPORATION, a Massachusetts corporation wholly owned by Dolan ('CSBC' and, together with Dolan, the 'General Partners'), CABLEVISION SYSTEMS CORPORATION, a Delaware corporation ('Cablevision'), COB, Inc., a Delaware corporation and a wholly owned subsidiary of Cablevision ('Merger Sub'),
CABLEVISION SYSTEMS SERVICES CORPORATION, a Delaware corporation and an affiliate of Dolan ('CSSC'), and CABLEVISION FINANCE LIMITED PARTNERSHIP, a New York limited partnership wholly owned by Cablevision ('Finance LP'), hereby amends the ACQUISITION AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (the 'Agreement'), dated as of June 14, 1994, among the Partnership, Boston Sub, Dolan, CSBC, Cablevision, Merger Sub, CSSC and Finance LP.

                  WHEREAS, the parties hereto desire that the Agreement be amended to (i) provide that Cablevision shall receive in the Merger $9,000 for each of the units of Limited Partnership Interest beneficially owned by Cablevision and (ii) postpone the date upon which Cablevision, the General Partners or the Partnership may terminate the Agreement by written notice to the other parties.

                  NOW, THEREFORE, in consideration of the mutual promises, covenants made herein and of the mutual benefits to be derived herefrom, the parties hereto agree as follows:

                  1. The second sentence of Section 4.1(a) of the Agreement is hereby amended to read in its entirety as follows: 'For purposes of this Agreement, the 'Merger Consideration' shall mean the number of shares of Cablevision Class A Common Stock, par value $.01 per share ('Cablevision Class A Stock'), obtained by adding (x) the number obtained by dividing the sum of $40,371,718 (less $10,000 times the number of Units with respect to which the appraisal rights granted pursuant to Section 1.8 hereof have been perfected) by the Average Cablevision Stock Price and (y) the number obtained by dividing the Preferred Equity Amount by the Average Cablevision Stock Price (the 'Preferred Equity Shares'), rounded up to the next whole share.'

                  2. Section 1.7 of the Agreement is hereby amended to add a new sentence to the end thereof, to read in its entirety as follows: 'In the Dissolution and Liquidation, Cablevision and its subsidiaries in respect of their Units shall not be entitled to receive more than (i) the number of shares of Cablevision Class A Stock obtained by adding the number obtained by dividing the sum of $2,538,000 by the Average Cablevision Stock Price minus (ii) the number of shares of Cablevision Class A Stock necessary to effect the rounding of shares of Cablevision Class A Stock distributed to Limited Partners other than Cablevision and its subsidiaries, as set forth in this Section 1.7.'

                  3. Step 6 of Annex II to the Agreement shall be amended by deleting the number '$169,343,434' and inserting the number $169,628,282' in place thereof.

                  4. Section 8.2 of the Agreement is hereby amended to read in its entirety as follows:

                  'Termination after September 30, 1995. Cablevision, the General Partners or the Partnership may terminate this Agreement by written notice to the other parties after September 30, 1995 if the Merger shall not have been consummated pursuant hereto, unless such date is extended by the mutual written consent of the parties hereto.'

                  5. This Amendment to the Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

                  6. This Amendment to the Agreement shall be governed in all respects, including as to validity, interpretation and effect, by the internal laws of the State of New York.

                  7. Except as expressly set forth herein, the Agreement shall remain in full force and effect.

                  IN WITNESS WHEREOF, the parties have duly executed this Amendment to the Agreement as of the date first above written.


                                    CABLEVISION OF BOSTON LIMITED
                                       PARTNERSHIP

                                    By:     CHARLES F. DOLAN,
                                              as General Partner


                                             /s/ Charles F. Dolan
                                        ---------------------------------
                                                 Charles F. Dolan


                                    By:     CABLEVISION SYSTEMS BOSTON
                                                 CORPORATION, as General Partner


                                    By:      /s/ Charles F. Dolan
                                        ---------------------------------
                                          Name:  Charles F. Dolan
                                          Title:  Chairman


                                    CHARLES F. DOLAN


                                        /s/ Charles F. Dolan
                                        ---------------------------------


                                    CABLEVISION SYSTEMS BOSTON CORPORATION


                                    By:  /s/ Charles F. Dolan
                                        ---------------------------------
                                        Name:  Charles F. Dolan
                                        Title:  Chairman


                                    CABLEVISION SYSTEMS CORPORATION


                                    By:          /s/ William J. Bell
                                        ---------------------------------
                                         Name:  William J. Bell
                                         Title:  Vice Chairman

                                    CABLEVISION OF BOSTON, INC.


                                    By:          /s/ William J. Bell
                                        ---------------------------------
                                        Name:  William J. Bell
                                        Title:  Vice Chairman


                                   COB, INC.


                                    By:          /s/ William J. Bell
                                        ---------------------------------
                                        Name:  William J. Bell
                                        Title:  Vice Chairman


                                    CABLEVISION SYSTEMS
                                       SERVICES CORPORATION


                                    By:          /s/ Charles F. Dolan
                                        ---------------------------------
                                        Name:  Charles F. Dolan
                                        Title:  President


                                    CABLEVISION FINANCE
                                       LIMITED PARTNERSHIP

                                    By:     CABLEVISION SYSTEMS CORPORATION,
                                               as General Partner


                                     By:      /s/ William J. Bell
                                        ---------------------------------
                                        Name:  William J. Bell
                                        Title:  Vice Chairman



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